Exhibit 99.1

MRV Reports Fourth-Quarter and Full-Year 2016 Results
13% Year-over-Year Quarterly Revenue Growth and Implementation of Cost Savings Initiatives

CHATSWORTH, Calif.- March 9, 2017 - MRV Communications (NASDAQ: MRVC), provider of innovative solutions to service providers and data center operators, reported financial results for the three-and twelve-months ended December 31, 2016.

“In the fourth quarter, we grew revenue 13% year-over year delivering revenue of $20.9 million, despite continued temporary softness in orders from two of our largest customers,” stated Mark Bonney, President and CEO. “In the quarter, we accomplished several important product development milestones and completed the transition of all packet and optical manufacturing to a single world-class manufacturing partner. Also, we implemented a cost reduction program that reduces our future operating costs by approximately $5 million per year while preserving our capability to execute on our product roadmap, support all of our customers and grow the business.”

2016 Key Accomplishments

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Executed on the go-to-market strategy, adding new customers in the regional service provider and carrier natural provider target market segments and significantly expanding relationships with existing Tier One accounts; two new programs for existing Tier One customers began shipping in 2016 and two more programs are expected to start shipping production units in the third quarter of 2017.

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Increased OptiDriver® customer count to 134 at December 31, 2016, including several new customers in the data center segment, growing the number of cumulative customers by 58% during the year. During 2016, the company added 49 new OptiDriver customers of which 34 were new optical transport customers for MRV.

•	Completed the move of all packet and optical product manufacturing into a single, world-class, manufacturing partner lowering manufacturing overhead costs by approximately $1 million annually.

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Implemented cost reduction actions, including the reduction of approximately 10% of headcount, expected to lower operating costs by approximately $5 million on an annualized basis beginning in the first quarter of 2017 without impacting the product roadmap or customer engagements.

•	Released a new enhancement to the field-proven OptiSwitch® product line the OS-V Series - a portfolio of MEF CE 2.0-Compliant modular and programmable 1GbE and 10GbE CPEs.

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Demonstrated the company’s commitment to supporting network administrators in their battle against cyber threats by achieving FIPS 140-2 Certification for the LX Series Out-of-Band Networking Solution.

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Received several accolades and numerous awards for the OptiPacket® OPX-1 including the 2016 TMC Labs Innovation Award and the 2016 TMC Communications Solutions Product of the Year Award for MRV Communication’s 100G CE aggregation capability.

Adam Scheer, COO, stated, “With most of the heavy lifting associated with our product refresh behind us, the timing was right to streamline our cost structure. The team is now in a stronger position to drive profitable growth. In 2017, we are executing on a number of strategic development activities that include the release of new 100G and 200G products for optical transport, the launch of variants of the OS V-Series for a specific customer, and continued enhancements of our Pro-Vision® service orchestration platform. With these growth initiatives, and with a lower cost structure, we are well positioned for profitable growth going forward.”

Financial Reporting
The Company uses certain non-GAAP financial measures and a reconciliation of the non-GAAP measures to GAAP measures is provided in the attached table.

Fourth Quarter 2016 Results as compared to Fourth Quarter 2015

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Revenue was $20.9 million, compared to $18.6 million. The 12.6% growth reflects increases in both Optical Transport and Carrier Ethernet products, offset in part by a decline in sales of the legacy infrastructure management products along with temporary slow-downs in orders from certain high-volume accounts.

•	GAAP gross profit, including $0.2 million of costs related to the consolidation of manufacturing operations, totaled $10.3 million, an increase of 3% over $10.0 million last year.

•	Non-GAAP gross profit totaled $10.4 million, compared to $10.0 million last year.

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GAAP gross margin was 49.1%, compared to 53.7%, principally as a result of product and customer mix and the geographic regions to which they were sold, offset in part by an increase in margin on service revenue.

•	Non-GAAP gross margin was 49.9%, compared to 53.9%.

•	GAAP operating expenses were $12.8 million, including impacts of severance and restructuring costs of $0.9 million, compared to $11.7 million.

•	Non-GAAP operating expenses decreased to $11.2 million, from $11.6 million, reflecting efficiency and cost controls.

•	GAAP operating loss improved to $2.5 million, from $1.7 million last year.

•	Non-GAAP operating loss improved $0.9 million to $0.7 million, from $1.6 million.

•	GAAP net loss from continuing operations improved to $2.6 million, or $0.38 per share, from $4.5 million, or $0.65 per share.

•	Non-GAAP net loss from continuing operations improved to $0.9 million, from $4.4 million, or $0.14 per share.

•	Total GAAP net loss including discontinued operations was $2.6 million, or $0.38 per share, compared to $6.7 million, or $0.96 per share.

Full year December 31, 2016 Results as compared to Full year December 31, 2015

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Total revenue was $80.3 million, compared to $88.2 million, reflecting the decline in legacy infrastructure management product sales along with temporary slow-downs in orders from certain high-volume accounts.

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GAAP gross profit, including $0.8 million of costs related to the consolidation of manufacturing operations, totaled $39.1 million, compared to $45.6 million, principally driven by the revenue shortfall and the margin impact of product and customer mix.

•	Non-GAAP gross profit totaled $40 million, compared to $45.7 million.

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GAAP gross margin was 48.7%, compared to 51.7%, principally as a result of product mix and customer mix and the geographic regions to which they were sold offset in part by an increase in margin on service revenue.

•	Non-GAAP gross margin was 49.8%, compared to 51.8%.

•	GAAP operating expenses were $50.2 million, including impacts of severance and restructuring costs of $1.9 million, compared to $49.4 million.

•	Non-GAAP operating expenses decreased to $47.2 million, from $47.9 million, reflecting efficiency and cost controls.

•	GAAP operating loss was $11.0 million, compared to $3.8 million last year.

•	Non-GAAP operating loss was $7.1 million, compared to $2.2 million.

•	GAAP net loss from continuing operations was $11.6 million, or $1.69 per share, compared to $6.8 million, or $0.97 per share.

•	Non-GAAP net loss from continuing operations was $7.9 million, compared to $5.2 million, or $1.14 per share.

•	Total GAAP net loss including discontinued operations was $11.6 million, or $1.69 per share, compared to $7.2 million, or $1.02 per share.

Balance Sheet Highlights
At December 31, 2016, the company remained debt free with cash and investments of $25.4 million.
Mr. Bonney concluded, “We are excited to see strong validation of our strategy with customer wins in our target markets and continued momentum behind our newly released product lines. With customer momentum building, as well as a streamlined cost structure, we are confident that we have positioned our company to deliver sustainable profitable growth.”

Conference Call Information
MRV Communication's fourth quarter and full year 2016 financial results conference call is scheduled to take place on March 9, 2017 at 5:00 p.m. ET. To access the call in the U.S. please dial 888-262-8790, and for international calls dial 913-312-0947 approximately 10 minutes prior to the start of the conference. The conference ID is 8991718. The conference call will also be broadcast live at the MRV Communications investor website, where it will be available for replay for 90 days. In addition, a replay will be available via telephone for one business day, beginning two hours after the call. To listen to the replay, in the U.S. please dial 844-512-2921, and internationally dial 412-317-6671. The access code is 8991718.

About MRV Communications
MRV Communications (NASDAQ: MRVC) enables service providers and data center operators to make their networks smarter, faster and more efficient. MRV’s end-to-end portfolio includes innovative packet, optical and software platforms designed for flexibility and reliability. To learn more about MRV visit www.mrv.com and follow us on Twitter @MRVC.

Non-GAAP Measures
The company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. The company’s non-GAAP financial measures exclude the impact of stock-based compensation expense, fair value adjustments, litigation costs, severance and related restructuring costs, costs related to the sale of Tecnonet S.p.A. and other non-recurring expenses, which the company believes are not indicative of its core operating results. The company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the company’s financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

Forward Looking Statements
This press release may contain statements regarding future financial and operating results of MRV, management’s assessment of business trends, and other statements about management’s future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV is engaged that are based on management’s current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV’s businesses operate, in addition to management’s assumptions. Statements in this press release regarding MRV’s future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “project,” “contemplate,” “target,” “foresee,” “goal,” “likely,” “will,” and “would” or variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that each of its business segments may not make the expected progress in its respective market, or that management’s long-term strategy may not achieve the expected results. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations.

For further information regarding risks and uncertainties associated with MRV’s businesses, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to its annual report on Form 10-K for the year ended December 31, 2016, copies of which may be obtained by contacting MRV’s investor relations department or by visiting MRV’s website at http://www.mrv-corporate.com or the SEC’s EDGAR website at http://www.sec.gov. All information in this release is as of March 9, 2017 unless otherwise stated. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.

IR Contact: Kirsten Chapman/Cathy Mattison, LHA Investor Relations, (415) 433-3777, ir@mrv.com

MRV Communications, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three months ended December 31		Twelve Months ended December 31
	2016	2015	2016	2015

Revenue:
Product revenue	$17,621	$15,743	$68,349	$77,553
Service revenue	3,281	2,819	11,966	10,646
Total revenue	20,902	18,562	80,315	88,199
Cost of Revenue:
Cost of product	9,588	7,489	36,335	38,496
Cost of services	1,048	1,110	4,874	4,123
Total cost of revenue	10,636	8,599	41,209	42,619
Gross profit	10,266	9,963	39,106	45,580
Operating expenses:
Product development and engineering	5,075	5,112	20,481	20,448
Selling, general and administrative	7,719	6,570	29,674	28,966
Total operating expenses	12,794	11,682	50,155	49,414
Operating loss	(2,528)	(1,719)	(11,049)	(3,834)
Interest expense	—	(8)	—	(55)
Other income (expense), net	117	(21)	(266)	(48)
Loss from continuing operations before provision for income taxes	(2,411)	(1,748)	(11,315)	(3,937)
Provision for income taxes	194	2,783	322	2,871
Loss from continuing operations	(2,605)	(4,531)	(11,637)	(6,808)
Loss from discontinued operations, net of income taxes of $8 and $1,311, respectively	—	(2,185)	—	(371)
Net loss	$(2,605)	$(6,716)	$(11,637)	$(7,179)

Net loss per share — basic and diluted
From continuing operations	$(0.38)	$(0.65)	$(1.69)	$(0.97)
From discontinued operations	—	(0.31)	—	(0.05)
Net loss per share — basic and diluted	$(0.38)	$(0.96)	$(1.69)	$(1.02)

Weighted average number of shares:
Basic and diluted	6,808	6,980	6,886	7,019

MRV Communications, Inc.
Consolidated Balance Sheets
(In thousands, except par values)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$25,116	$26,169
Restricted time deposits	272	5,190
Accounts receivable, net	14,295	14,837
Inventories	9,657	10,226
Other current assets	2,378	6,851
Total current assets	51,718	63,273
Property and equipment, net	3,130	4,050
Intangible assets, net	1,064	1,153
Other assets	348	608
Total assets	$56,260	$69,084

Liabilities and stockholders' equity
Current liabilities:
Deferred consideration payable	$233	$233
Accounts payable	8,353	5,749
Accrued liabilities	9,195	9,972
Deferred revenue	6,146	7,642
Other current liabilities	156	196
Total current liabilities	24,083	23,792
Long-term liabilities	3,478	3,846
Commitments and contingencies

Stockholders' equity:
Preferred Stock, $0.01 par value: Authorized — 1,000 shares; no shares issued or outstanding	—	—
Common Stock, $0.0017 par value:
Authorized — 16,000 shares
Issued — 8,425 shares in 2016 and 8,341 shares in 2015
Outstanding — 6,802 shares in 2016 and 6,982 shares in 2015	270	270
Additional paid-in capital	1,287,336	1,285,787
Accumulated deficit	(1,239,308)	(1,227,671)
Treasury stock — 1,623 shares in 2016 and 1,359 shares in 2015	(18,098)	(15,355)
Accumulated other comprehensive loss	(1,501)	(1,585)
Total stockholders' equity	28,699	41,446
Total liabilities and stockholders' equity	$56,260	$69,084

Consolidated Non-GAAP reconciliation
Three and Twelve Months Ended December 31, 2016 and 2015
(Unaudited, in thousands except per share data)

	Three months ended December 31		Twelve Months ended December 31
	2016	2015	2016	2015
Revenue:
GAAP revenue	$20,902	$18,562	$80,315	$88,199
Cost of revenue
GAAP cost of revenue	$10,636	$8,599	$41,209	$42,619
Stock-based charges	4	(41)	(105)	(131)
Severance & transition costs	(165)	—	(817)	—
Non-GAAP adjusted cost of revenue	$10,475	$8,558	$40,287	$42,488

Gross profit:
GAAP gross profit	$10,266	$9,963	$39,106	$45,580
Stock-based charges	(4)	41	105	131
Severance & transition costs	165	—	817	—
Non-GAAP adjusted gross profit	$10,427	$10,004	$40,028	$45,711
Gross Margin %	49.9%	53.9%	49.8%	51.8%

Operating expenses:
GAAP Product development and engineering	$5,075	$5,112	$20,481	$20,448
Stock-based charges	(59)	(71)	(222)	(232)
Severance & transition costs	(221)	—	(221)	—
Non-GAAP Product development and engineering	$4,795	$5,041	$20,038	$20,216

GAAP Selling, general & administrative	$7,719	$6,570	$29,674	$28,966
Stock-based charges	(343)	(249)	(1,177)	(756)
Severance & transition costs	(690)	(134)	(896)	(483)
Litigation costs	(316)	—	(421)	—
Divestiture costs	—	385	(68)	—
Non-GAAP Selling, general & administrative	$6,370	$6,572	$27,112	$27,727

GAAP operating expenses	$12,794	$11,682	$50,155	$49,414
Stock-based charges	(402)	(320)	(1,399)	(988)
Severance & transition costs	(911)	(134)	(1,117)	(483)
Litigation costs	(316)	—	(421)	—
Divestiture costs	—	385	(68)	—
Non-GAAP operating expenses	$11,165	$11,613	$47,150	$47,943

Consolidated Non-GAAP reconciliation
(continued)
Three and Twelve Months Ended December 31, 2016 and 2015
(Unaudited, in thousands except per share data)

	Three months ended December 31		Twelve Months ended December 31
	2016	2015	2016	2015

GAAP operating loss	$(2,528)	$(1,719)	$(11,049)	$(3,834)
Stock-based charges	398	361	1,504	1,119
Severance & transition costs	1,076	134	1,934	483
Litigation costs	316	—	421	—
Divestiture costs	—	(385)	68	—
Non-GAAP operating loss	$(738)	$(1,609)	$(7,122)	$(2,232)

Net loss
GAAP net loss	$(2,605)	$(4,531)	$(11,637)	$(6,808)
Stock-based charges	398	361	1,504	1,119
Severance & transition costs	1,076	134	1,934	483
Litigation costs	316	—	421	—
Divestiture costs	—	(385)	68	—
Income tax impact	(126)	—	(168)	—
Non-GAAP adjusted net loss	$(941)	$(4,421)	$(7,878)	$(5,206)

Tecnonet discontinued operations	$—	$(2,185)	$—	$(371)

Non-GAAP adjusted net loss including Tecnonet Discontinued operations	$(941)	$(6,606)	$(7,878)	$(5,577)

Weighted average number of shares - Basic and Diluted	6,808	6,980	6,886	7,019
GAAP EPS - Continuing operations	$(0.38)	$(0.65)	$(1.69)	$(0.97)
Non-GAAP EPS - Continuing operations	(0.14)	(0.63)	(1.14)	(0.74)
GAAP EPS - Discontinued operations	—	(0.31)	—	(0.05)
Non-GAAP EPS - Discontinued operations	—	(0.31)	—	(0.05)